     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2002

                                                      REGISTRATION NO. 333-10153

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       -----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                              THE DIAL CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                                                       51-0374887
 (State or other jurisdiction of                                        (I.R.S. Employer
   incorporation or organization)                                     Identification Number)

                           15501 NORTH DIAL BOULEVARD
                               SCOTTSDALE, ARIZONA
                                   85260-1619
                       (Address of registrant's principal
                               executive offices)

                              THE DIAL CORPORATION
                                   401(K) PLAN
                            (Full title of the plan)


                           CHRISTOPHER J. LITTLEFIELD
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              THE DIAL CORPORATION
                           15501 NORTH DIAL BOULEVARD
                         SCOTTSDALE, ARIZONA 85260-1619
                                 (480) 754-3425
           (Name, address, and telephone number of agent for service)

                          RECENT EVENTS: DEREGISTRATION

        This Post-Effective Amendment relates to 6,000 shares of common stock of The Dial Corporation (the "Company") registered on Registration Statement on Form S-8 (registration number 333-10153) (the "Registration Statement") filed with the Securities and Exchange Commission on August 14, 1996.

        On December 31, 2001, The Dial Corporation 401(k) Plan (the "Plan") was merged with and into The Dial Corporation 401(k) Plan for Hourly Employees. As a result of the merger, the Company has ceased making periodic allocations of its common stock under (and pursuant to) the Plan.

        Accordingly, the Company has terminated offerings of its common stock under the Plan pursuant to the Registration Statement and is filing this Post-Effective Amendment to remove (and hereby does remove) from registration all shares of its common stock registered on the Registration Statement which remain unsold.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 29th day of March, 2002.

                                      THE DIAL CORPORATION



                                      /s/ Herbert M. Baum
                                      -----------------------------------------
                                      By:  Herbert M. Baum
                                      Its: Chairman of the Board, President and
                                           Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated and as of the dates indicated.

         Signature                            Title                            Date
         ---------                            -----                            ----

/s/ Herbert M. Baum                   Chairman of the Board,              March 29, 2002
-----------------------------
Herbert M. Baum                   President and Chief Executive
                                             Officer


/s/ Conrad A. Conrad               Executive Vice President and           March 29, 2002
-----------------------------
Conrad A. Conrad                     Chief Financial Officer
                                  (principal financial officer)

/s/ John F. Tierney                 Senior Vice President and             March 29, 2002
-----------------------------
John F. Tierney                       Controller (principal
                                       accounting officer)

/s/ Joy A. Amundson                          Director                     March 29, 2002
-----------------------------
Joy A. Amundson


/s/ Joe T. Ford                              Director                     March 29, 2002
-----------------------------
Joe T. Ford


/s/ Thomas L. Gossage                        Director                     March 29, 2002
-----------------------------
Thomas L. Gossage

/s/ Donald E. Guinn                          Director                     March 29, 2002
-----------------------------
Donald E. Guinn


/s/ James E. Oesterreicher                   Director                     March 29, 2002
-----------------------------
James E. Oesterreicher


/s/ Michael T. Riordan                       Director                     March 29, 2002
-----------------------------
Michael T. Riordan


/s/ Barbara S. Thomas                        Director                     March 29, 2002
-----------------------------
Barbara S. Thomas


/s/ Salvador M. Villar                       Director                     March 29, 2002
-----------------------------
Salvador M. Villar




Constituting a majority of the Board of Directors.

        Pursuant to the requirements of the Securities Act of 1933, the committee that administered the Plan prior to the sale of Sarah Michaels has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on March 29, 2002.




/s/ Conrad A. Conrad
-------------------------------
Conrad A. Conrad


/s/ Mark R. Shook
-------------------------------
Mark R. Shook


/s/ Bernard J. Welle
-------------------------------
Bernhard J. Welle


/s/ Mark L. Whitehouse
-------------------------------
Mark L. Whitehouse


/s/ Geraldine M. Gallegos
-------------------------------
Geraldine M. Gallegos